THE B.F.GOODRICH COMPANY
           EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (Dollars in millions, except per share amounts)

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                                                              Three months ended Sept. 30,          Nine months ended Sept. 30,
                                                                 1997             1996                1997              1996
                                                            --------------   --------------       -------------    --------------

PRIMARY EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares outstanding                  54,012,662       53,649,312           53,977,603       53,245,480
  Effect of dilutive stock options                                610,732          608,059              573,933          603,824
                                                            --------------   --------------       --------------   --------------
  Total average number of common and common
    equivalent shares outstanding                              54,623,394       54,257,371           54,551,536       53,849,304
                                                            ==============   ==============       ==============   ==============

  Income:
  Income from continuing operations                         $        32.5    $        20.9        $       105.8    $        67.1
  Income from discontinued operations                                16.8             43.7                 84.3             55.3
                                                            --------------   --------------       --------------   --------------
  Net income applicable to common stock                     $        49.3    $        64.6        $       190.1    $       122.4
                                                            ==============   ==============       ==============   ==============

  Per share amounts:
  Continuing operations                                     $        0.59    $        0.38        $        1.94    $        1.25
  Discontinued operations                                            0.31             0.81                 1.54             1.02
                                                            --------------   --------------       --------------   --------------
  Net income                                                $        0.90    $        1.19        $        3.48    $        2.27
                                                            ==============   ==============       ==============   ==============


FULLY DILUTED EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares
    outstanding from above                                     54,012,662       53,649,312           53,977,603       53,245,480
  Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                                     628,266          755,115              662,883          773,854
                                                            --------------   --------------       --------------   --------------
  Total average number of common and common
    equivalent shares outstanding                              54,640,928       54,404,427           54,640,486       54,019,334
                                                            ==============   ==============       ==============   ==============

  Income:
  Income from continuing operations                         $        32.5    $        20.9        $       105.8    $        67.1
  Income from discontinued operations                                16.8             43.7                 84.3             55.3
                                                            --------------   --------------       --------------   --------------
  Net income applicable to common stock                     $        49.3    $        64.6        $       190.1    $       122.4
                                                            ==============   ==============       ==============   ==============

  Per share amounts:
  Continuing operations                                     $        0.59    $        0.38        $        1.94    $        1.25
  Discontinued operations                                            0.31             0.81                 1.54             1.02
                                                            ==============   ==============       ==============   ==============
  Net income                                                $        0.90    $        1.19        $        3.48    $        2.27
                                                            ==============   ==============       ===============  ==============


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